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                                                                   EXHIBIT 23(a)


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We consent to the incorporation by reference in this Registration Statement of The Dexter Corporation on Form S-8 of our report dated February 1, 1996, on our audits of the consolidated financial statements and financial statement schedules of The Dexter Corporation as of December 31, 1995, 1994, and 1993 and for the years then ended, appearing on page F-2 of The Dexter Corporation's Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the reference to our firm under the caption "Experts and Counsel" in this Registration Statement.



                                 COOPERS & LYBRAND L.L.P.

                                 /s/ Coopers & Lybrand L.L.P.


Springfield, Massachusetts
April 30, 1996




EXH23(a)